Exhibit 4.2

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	REGISTERED
NO. 001	PRINCIPAL AMOUNT

CUSIP No. 26884A AV 5	$650,000,000

ERP OPERATING LIMITED PARTNERSHIP

3.85% Exchangeable Senior Note due 2026

ERP Operating Limited Partnership, a limited partnership duly organized and existing under the laws of the State of Illinois (the “Issuer,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of Six Hundred Fifty Million Dollars ($650,000,000) on August 15, 2026 unless redeemed, repurchased or exchanged prior to such date in accordance with the terms hereof and of the Indenture.

This Note shall bear interest as specified on the reverse hereof.  This Note is exchangeable for the consideration specified on the reverse hereof.  This Note is subject to redemption by the Issuer at its option and to repurchase by the Issuer at the option of the Holder as specified on the reverse hereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

*           *           *           *           *

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated: August 23, 2006

ERP OPERATING LIMITED PARTNERSHIP
as Issuer

By: Equity Residential, its General Partner

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

ERP OPERATING LIMITED PARTNERSHIP

3.85% Exchangeable Senior Note due 2026

This Note is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of October 1, 1994 (as amended and supplemented by the First Supplemental Indenture, dated as of September 9, 2004, and the Second Supplemental Indenture, dated as of August 23, 2006, and as further amended or supplemented from time to time, the “Indenture”), duly executed and delivered by the Issuer to J.P. Morgan Trust Company, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture.  This Note is one of a series of Securities designated as the “3.85% Exchangeable Senior Notes due 2026” of the Issuer, initially limited (except as permitted under the Indenture) in aggregate principal amount to $650,000,000. The Issuer may from time to time, without the consent of the Holders of the Notes, increase the principal amount of the Notes by issuing additional Securities (the “Additional Notes”), having the same terms and ranking equally and ratably with the Notes in all respects and with the same CUSIP number as the Notes, except for the difference in the issue price and interest accrued prior to the issue date of such Additional Notes, provided that such Additional Notes constitute part of the same issue as the Notes for U.S. federal income tax purposes.  Any Additional Notes will be treated as a single series with the Notes under the Indenture and shall have the same terms as to status, redemption, repurchase, exchange and otherwise as the Notes. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

1.             INTEREST

The Notes shall bear interest at the rate of 3.85% per annum from August 23, 2006 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2007, until the principal hereof is paid or duly made available for payment.  Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including August 23, 2006, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date.  Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months

2.             METHOD OF PAYMENT

Except as provided in the Indenture, the Issuer shall pay interest on the Notes to the Persons who are Holders of record of Notes at the close of business (whether or not a Business Day) on the February 1 and August 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”).  Holders must surrender Notes to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Redemption Price, Optional Repurchase Price or Change in Control Purchase Price of the Notes, plus, if applicable, accrued and unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Issuer’s option or repurchase at the Holder’s option.  The Issuer shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes on the dates and in the manner provided in this Note and the Indenture.

3.             PAYING AGENT, EXCHANGE AGENT AND SECURITY REGISTRAR

Initially, the Trustee shall act as Paying Agent, Exchange Agent and Security Registrar.  The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer or Equity Residential in respect of this Note or the Indenture may be served and where the Notes may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture.

The Issuer may appoint and change any Paying Agent, Exchange Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.

4.             REDEMPTION BY THE ISSUER

The Issuer shall not have the right to redeem any Notes prior to August 18, 2011, except to preserve the status of Equity Residential as a real estate investment trust.  If the Issuer determines it is necessary to redeem the Notes in order to preserve the status of Equity Residential as a real estate investment trust, the Issuer may redeem the Notes then Outstanding, in whole or in part, at 100% of the principal amount of the Notes to be redeemed plus unpaid interest (including Additional Interest, if any) accrued thereon to, but excluding, the Redemption Date.

The Issuer shall have the right to redeem the Notes for cash, in whole or in part at any time or from time to time, on or after August 18, 2011 at 100% of the principal amount of the Notes to be redeemed plus unpaid interest accrued thereon to, but excluding, the Redemption Date (the “Redemption Price”).

Notice of redemption at the option of the Issuer shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

Notwithstanding the foregoing, the Issuer may not effectuate any redemption of the Notes unless (1) it elects to deliver solely cash in respect of the Exchange Value deliverable upon the exchange of the Notes or (2) sufficient Company Common Shares that have been registered for sale by the Company under the Securities Act are available to satisfy the Issuer’s election, if applicable, to deliver Net Shares upon the exchange of the Notes.

5.             OPTIONAL REPURCHASE RIGHTS;
REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

(a)           Subject to the terms and conditions of the Indenture, a Holder shall have the right to require the Issuer to repurchase all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of August 18, 2011, August 15, 2016 and August 15, 2021 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Notes to be repurchased plus unpaid interest accrued thereon to, but excluding, such Optional Repurchase Date (the “Optional Repurchase Price”), upon delivery to the Paying Agent of an Optional Repurchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 days prior to such Optional Repurchase Date until the close of business on the third Business Day prior to such Optional Repurchase Date and upon compliance with the other terms of the Indenture.

(b)           If a Change in Control occurs at any time prior to August 18, 2011, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase all or any of such Holder’s Notes having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Change in Control Purchase Date”) specified by the Issuer in the Company Notice (which date shall be no earlier than 15 days and no later than 30 days after the date of such Company Notice) for cash equal to the 100% of the principal amount of the Notes to be repurchased plus unpaid interest accrued thereon to, but excluding, the Change in Control Purchase Date (the “Change in Control Purchase Price”).

(c)           Holders have the right to withdraw any Optional Repurchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

(d)           If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price or Change in Control Purchase Price of such Notes on the Optional Repurchase Date or Change in Control Purchase Date, as the case may be, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Optional Repurchase Price or Change in Control Purchase Price upon delivery or transfer of the Notes).

6.             EXCHANGE

The Notes shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

The initial Exchange Rate shall be 16.3934 Company Common Shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances as specified in the Indenture.  Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to such Interest Payment Date or (2) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such Notes.

The Exchange Rate applicable to each Note a notice of exchange in respect of which is received by the Exchange Agent from and including the Effective Date of a Change in Control up to and including the 30th Business Day following the Effective Date of such Change in Control shall be increased by the number of Additional Shares specified in the Indenture.

To exchange this Note, the Holder must (a) complete and manually sign the irrevocable exchange notice set forth below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) if this Note is in certificated form, surrender such Note to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, Issuer or the Trustee and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which this Note shall have been tendered for exchange.

If the Holder has delivered an Optional Repurchase Notice or a Change in Control Purchase Notice requiring the Issuer to repurchase all or a portion of this Note pursuant to paragraph 5 hereof, then this Note (or portion hereof subject to such Optional Repurchase Notice or Change in Control Purchase Notice) may be exchanged only if the Optional Repurchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.             RANKING

The Notes are senior unsecured obligations of the Issuer and shall rank pari passu in right of payment with all other senior unsecured indebtedness of the Issuer from time to time outstanding.

8.             DEFAULTED INTEREST

Except as otherwise specified herein or in the Indenture, any Defaulted Interest on this Note shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in Section 307 of the Indenture.

9.             DENOMINATIONS; TRANSFER; EXCHANGE

This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.  In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.           PERSONS DEEMED OWNERS

The Holder of this Note may be treated as the owner of this Note for all purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary, except as required by law.

11.           DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing, the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding, may declare the principal amount and any accrued and unpaid interest, of all the Notes to be due and payable in the manner and with the effect provided in the Indenture.

12.           CERTAIN COVENANTS NOT TO APPLY

The Notes shall not be entitled to the benefits of the covenants set forth in Sections 1004 and 1005 of the Indenture or the benefits of the covenants set forth in the First Supplemental Indenture.

13.           TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

The Trustee, Paying Agent, Exchange Agent and Securities Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or their respective Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

14.           CALCULATIONS IN RESPECT OF THE NOTES

Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Issuer and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification.  The Trustee shall forward calculations made by and received from the Issuer to any Holder of Notes upon request.

15.           GOVERNING LAW

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                                                                                                                  .

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

To exchange this Note as provided in the Indenture, check the box:  ☐

To exchange only part of this Note, state the principal amount to be exchanged (must be $1,000 or an integral multiple of $1,000):  $                        .

If, in the event the Issuer delivers Net Shares and you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the
other side of this Note)
(1)Signature guaranteed by:

By:

(1)           Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.